Exhibit 99.1

Marine Products Corporation Announces Date for

Fourth Quarter 2019 Financial Results and Conference Call

ATLANTA, January 8, 2020 – Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter ended December 31, 2019 on Wednesday, January 29, 2020 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 29, 2020 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (800) 367-2403 or (334) 777-6978 for international callers and use conference ID number 6976379. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and outboard pleasure boats, Vortex jet drive boats and Robalo offshore sport fishing boats. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com

marineproductscorp.com